Exhibit 3.6













                                  CHARTER
                                     OF
                    LASALLE INVESTMENT MANAGEMENT, INC.















                           ARTICLES OF AMENDMENT
                                   TO THE
                         ARTICLES OF INCORPORATION
                                     OF
                 LASALLE ADVISORS CAPITAL MANAGEMENT, INC.



        LASALLE ADVISORS CAPITAL MANAGEMENT, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

        FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

               SECOND: THE NAME OF THE CORPORATION IS: LASALLE INVESTMENT MANAGEMENT, INC.

        SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the sole stockholder of the Corporation.

        IN WITNESS WHEREOF, LASALLE ADVISORS CAPITAL MANAGEMENT, INC. has caused these Articles of Amendment to be signed in its name and on its behalf as of the 11th day of March, 1999.

                                    LASALLE ADVISORS CAPITAL
                                      MANAGEMENT, INC.


                                    By: /s/  Daniel W. Cummings
                                        ------------------------------------
                                    Its:  Co-President

ATTEST:

By:  /s/ Fritz Freidinger
    --------------------------
Its:  Assistant Secretary



        THE UNDERSIGNED, Daniel W. Cummings, Co-President of LaSalle Advisors Capital Management, Inc., who executed, on behalf of the Corporation, the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                          /s/  Daniel W. Cummings
                                         ----------------------------------
                                                Co-President






                           ARTICLES OF AMENDMENT
                                   TO THE
                         ARTICLES OF INCORPORATION
                                     OF
                     LASALLE MANAGEMENT SERVICES, INC.



        LASALLE MANAGEMENT SERVICES, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:


        FIRST: The charter of the Corporation is hereby amended by striking out Article Second of the Articles of Incorporation and inserting in lieu thereof the following:

        SECOND: The name of the Corporation is: LASALLE PARTNERS MANAGEMENT SERVICES, INC.

        SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the sole stockholder of the Corporation.

        IN WITNESS WHEREOF, LASALLE MANAGEMENT SERVICES, INC. has caused these Articles of Amendment to be signed in its name and on its behalf as of the 15th day of May, 1997.

                                            LASALLE MANAGEMENT
                                              SERVICES, INC.


                                            By: /s/ Lynn C. Thurber
                                               -----------------------------
                                            Its:   Co-President



ATTEST:

By:   /s/  William E. Sullivan
   ------------------------------
        William E. Sullivan
Its: Secretary


               THE UNDERSIGNED, Co-President of LaSalle Management Services, Inc., who executed on behalf of the Corporation, the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                        /s/  Lynn C. Thurber
                                        ------------------------------------
                                             Co-President




                         ARTICLES OF INCORPORATION

                                     OF

                    LASALLE INVESTMENT MANAGEMENT, INC.


               The undersigned, being a natural person and acting as incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a business corporation in the State of Maryland, pursuant to the provisions of the Maryland General Corporation Law.


               FIRST:

               (1) The name of the incorporator is M. Martha Sherry.

               (2) The incorporator's address is:

                      c/o Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                      Suite 2100
                      Chicago, Illinois 60606

               (3) The incorporator is at least eighteen years of age.

               (4) The incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland, to wit, the Maryland General Corporation Law ("MGCL").

               SECOND: The name of the corporation (the "Corporation") is LaSalle Investment Management, Inc.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the provisions of the MGCL.

               FOURTH: The address of the principal office of the Corporation within the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202.

               FIFTH: The name and the address of the resident agent of the Corporation within the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202.

               SIXTH: (1) The total number of shares of stock which the Corporation has authority to issue is 10,000,000 shares of Common Stock, each having a par value of one penny ($.01).

               (2) The aggregate par value of all the authorized shares of stock is $100,000.

               (3) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

               (4) Provisions, if any, governing on the transferability of any of the shares of stock of the Corporation may be set forth in the Bylaws of the Corporation or in any agreement or agreements duly entered into.

               (5) To the extent permitted by Section 2-104(b)(5) of the MGCL, notwithstanding any provision of the MGCL requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.

               SEVENTH: (1) The number of directors of the Corporation shall be eight, which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than the minimum number permitted by the MGCL now or hereafter in force. The names of the directors who will serve until the first annual meeting of stockholders and until their successors are elected and qualified are: Jonathan E. Bortz, Daniel
W. Cummings, Wade W. Judge, William K. Morrill, Stuart L. Scott, Robert C. Spoerri, Van J. Stults and Lynn C. Thurber.

               (2) The initial Bylaws of the Corporation shall be adopted by the initial directors. Thereafter, the power to adopt, alter, and repeal the Bylaws of the Corporation shall be vested in the Board of Directors of the Corporation.

               (3) The liability of the directors of the Corporation is limited to the fullest extent permitted by the provisions of Section 2-405.2 of the MGCL, as the same may be amended and supplemented.

               (4) The Corporation shall, to the fullest extent permitted by the MGCL, as the same may be amended and supplemented, and, without limiting the generality of the foregoing in accordance with Section 2-418 of the MGCL, indemnify directors and officers of the Corporation whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by the MGCL, and the Board of Directors is hereby empowered to authorize from time to time rights of indemnification to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

               EIGHTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the MGCL at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and any contract rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

               NINTH:  The duration of the Corporation shall be perpetual.

               IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated:  April 14, 1997

                                                       /s/  M. Martha Sherry
                                                       ---------------------
                                                       M. Martha Sherry